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                                                             EXHIBIT 23
                                                       PLEXUS 1998 10-K


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Plexus Corp. and subsidiaries on Form S-8 (File No.'s 333-06469, 33-23490, 33-28309, 33-56932, 33-89862 and 33-89864) of our reports dated October 27, 1998 on our audits of the consolidated financial statements and the financial statement schedule of Plexus Corp. and subsidiaries as of September 30, 1998 and 1997, and for each of the three years ended September 30, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 28, 1998